AMG FUNDS

AMG FUNDS I

AMG FUNDS II

AMG FUNDS III

POWER OF ATTORNEY

KNOW ALL PERSON’S BY THESE PRESENTS, that each of the persons whose name appears below hereby nominates, constitutes and appoints Keitha L. Kinne, Donald S. Rumery and Mark J. Duggan (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any way and all capacities, to make, execute and sign any and all Registration Statements on Form N-1A, any other registration statement and any pre- and post-effective amendments and supplements thereto under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, of AMG Funds, AMG Funds I, AMG Funds II and AMG Funds III (the “Trusts”), and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest of the Trusts, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as each of the undersigned himself might or could do.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates written below.

/s/ Bruce B. Bingham Bruce B. Bingham, Trustee	June 5, 2015 Date

/s/ Christine C. Carsman Christine C. Carsman, Trustee	June 5, 2015 Date

/s/ William E. Chapman, II William E. Chapman, II, Trustee	June 5, 2015 Date

/s/ Edward J. Kaier Edward J. Kaier, Trustee	June 5, 2015 Date

/s/ Kurt A. Keilhacker Kurt A. Keilhacker, Trustee	June 5, 2015 Date

/s/ Steven J. Paggioli Steven J. Paggioli, Trustee	June 5, 2015 Date

/s/ Richard F. Powers, III Richard F. Powers, III, Trustee	June 12, 2015 Date

/s/ Eric Rakowski	June 5, 2015
Eric Rakowski, Trustee	Date

/s/ Victoria L. Sassine Victoria L. Sassine, Trustee	June 5, 2015 Date

/s/ Thomas R. Schneeweis Thomas R. Schneeweis, Trustee	June 5, 2015 Date

/s/ Keitha L. Kinne Keitha L. Kinne, President and Principal Executive Officer	June 24, 2015 Date

/s/ Donald S. Rumery Donald S. Rumery, Treasurer,	June 24, 2015 Date
Chief Financial Officer, and Principal Financial Officer